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Our Ref  011407.0088.MG                                         8 February 2002


The Directors
IONA Technologies PLC
The IONA Building
Shelbourne Road
Dublin 4



Registration Statement on Form F-3 (the "Registration Statement") in respect of American Depository Shares relating to the proposed public offering of 6,325,000 American Depository Shares representing 6,325,000 Ordinary Shares of
(euro)0.0025 each in the capital of IONA Technologies PLC (the "Offering")

Dear Sirs,

1.     Capacity and Basis

       This Opinion is furnished to you in connection with the above Registration Statement on Form F-3 (Registration No. 333-81212) together with Amendment No 1 thereto to be filed by the Company on or about 8 February 2002 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement") relating to the proposed public offering of 6,325,000 American Depository Shares representing 6,325,000 Ordinary Shares of Euro(euro)0.0025 each in the capital of the Company (the "Registered Shares"):

       We have acted as Irish counsel to the Company in connection with the Offering.

2.     Documents

       For the purpose of issuing this Opinion we have reviewed and relied upon each of the following documents (each a "Document" and collectively, the "Documents"):

       (a) A copy of the Registration Statement to which this Opinion is exhibited at Exhibit 5.1.

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       (b)    A certificate from the Assistant Company Secretary of the Company dated 8 February 2002 as to certain matters to be relied on by us (the "Company Certificate"), a copy of which is annexed hereto marked "A".

       (c) The report of searches made against the Company by Rochford Brady independent law searchers, on our behalf on 8 February 2002 in the Irish Companies Registration Office, a copy of which is annexed hereto marked "B".

       (d) A copy of the Memorandum and Articles of Association of the Company (the "Memorandum and Articles of Association") annexed at Appendix 1 to the Company Certificate.

       (e) A copy of minutes of a meeting of the Board of Directors of the Company (the "Board") (the "Board Minutes") dated 18 January 2002 approving (inter alia):

              A.     the Offering;

              B. the issuance and sale of up to 8,300,000 of the Registered Shares (which is comprised of 6,900,000 Registered Shares to be issued and sold by the Company); and

              C. the establishment and appointment of a pricing committee to approve, inter alia, the price of the Registered Shares and the issue and allotment of a finite number of Registered Shares to be sold by the Company pursuant to the Offering;

              annexed at Appendix 2 to the Company Certificate;

       (f) A copy of the register of members of the Company dated 8 February 2002 (the "Register of Members") annexed at Appendix 3 to the Company Certificate.

3.     Opinion

       Based on our review of the Documents and upon the assumptions listed at paragraph 4, and subject to the reservations and qualifications set out in paragraphs 5 and 6, we express the following opinions:

       (a) There is at today's date sufficient unissued authorised share capital of the Company to facilitate the issue of the Registered Shares being sold by the Company pursuant to the Offering.



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       (b)    The Registered Shares to be sold by the Company pursuant to the
              Offering and to be represented by American Depository Shares will, when sold in the manner contemplated by the Registration Statement be validly issued and credited as fully paid and not subject to further calls thereon.

4.     Assumptions

       For the purpose of giving this Opinion we have made the following assumptions, without independent verification:

       (a) That the copies of each Document referred to herein as being reviewed by us are true, complete and accurate copies of the originals thereof as in effect on both the date thereof and the date hereof without any amendment or modification thereto and that each Agreement furnished to us in unexecuted form has been duly executed in the same form as that reviewed by us for the purposes of this Opinion.

       (b) The authenticity of all signatures and/or corporate seals on, and the capacity of all individuals who signed, any of the Documents and that the same individuals who signed any of the Documents on behalf of the Company are the same individuals authorised to do so.

       (c) That the Company Certificate fully and accurately states the position as to the matters of fact or opinion referred to therein and that the position as stated therein in relation to any factual matter or opinion pertains as of the date hereof.

       (d) That the copy produced to us of the Board Minutes is a true copy and correctly records the resolutions and proceedings at such meeting; that such meeting was quorate and duly convened and held, and that the Directors of the Company acted bona fide in the interests of the Company throughout, that the provisions contained in the Companies Acts, 1963 - 2001 and/or the Articles of Association of the Company relating to the declaration of the interests of the Directors of the Company and the powers of interested Directors to vote were duly observed and that all resolutions set out in the Board Minutes were duly and validly passed and that no further resolutions of the Board or any committee thereof have been passed, or corporate or other action taken, which would or might alter the effectiveness thereof.



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       (e)    That there will have been passed a resolution of the Board or of any duly authorised committee of the Board approving the issue and allotment of the finite number of Registered Shares sold by the Company pursuant to the Offering and that such resolution shall be duly and validly passed prior to the actual issue of such shares and that no further resolutions of the Board (or any committee thereof) shall be passed or other action taken which would or might alter the effectiveness thereof.

       (f) That the Company is not and was not, at the date upon the Registration Statement becoming effective, and will not, as a result of the transactions contemplated thereunder become insolvent or unable to pay its debts, or be deemed to be so under any applicable statutory provision, regulation or law.

       (g) That the issued ordinary share capital of the Company as at the date hereof is as set forth on the Register of Members, being 25,527,024 Ordinary Shares of Euro(euro)0.0025 each, and that the Company's authorised unissued ordinary share capital as at the date hereof is 124,472,976 Ordinary Shares of Euro(euro)0.0025 each.

       (h) That the price payable in respect of each Registered Share proposed to be issued and sold by the Company pursuant to the Offering shall be paid in full by or on behalf of the holder of such Registered Share and the price so payable shall be not less than the par value thereof and that each Registered Share proposed to be sold by each Selling Shareholder shall have been duly issued by the Company to the first registered shareholder thereof, credited as fully paid-up.

       (i) That there are no contractual or similar restrictions or other arrangements binding on the Company which could affect the conclusions in this opinion.

       (j) That the Company was not induced by fraud, misrepresentation or by any similar circumstance to enter into the Agreements or any of them.

       (k) That the register of members of the Company as at the date hereof is as set forth on the Register of Members.

       (l) That the Section 20 Authority, and Section 24 Authority set forth in the Articles of Association is valid.

       (m) That the register of members of the Company shall forthwith on closing of the Offering be written-up to record each of the Purchasers (or their nominees as applicable) as the registered owner of the Registered Shares purchased by each such purchaser pursuant to the Offering.



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5.     Reservations and Qualifications

       This Opinion is given subject to the following reservations and qualifications:

       (a) This Opinion is given solely on the basis of a review of the Documents and the applicable law with regard to the matters specified herein. The Opinion is given only in respect of the laws of Ireland in effect as of the date of this letter and as to the facts and circumstances as stated herein in existence at this date and this letter is not to be taken as expressing any opinion with regard to any matter governed by the laws of any jurisdiction other than Ireland.

       (b) The opinions expressed herein are given in reliance on the Company Certificate without independent investigation or enquiry by us other than enquiry of the Assistant Company Secretary as evidenced by the Certificate.

       (c) It should be noted that the records held by the Companies Registration Office may not necessarily be up to date or relevant filings may not have been made and as a consequence this may affect the results or accuracy of such searches.

6.     General

       It should be noted that:

       (a) capital duty at the rate of 1% of the issue price of each of the Registered Shares is payable by the Company within 30 days of the date of allotment, and a duly completed Form B5 in respect of such allotment and capital duty must be filed within this period with the Irish Revenue Commissioners; failure to comply with this requirement does not affect the validity of the Registered Shares allotted but may result in penalties, fines and interest being payable by the Company; and

       (b) it will be necessary to make returns in respect of the Registered Shares and the Offering to the Irish Stock Exchange Limited ("ISE") and in particular to procure the listing of the Registered Shares being sold by the Company pursuant to this Offering on the Official List of the ISE.

       We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever appearing in the Registration Statement. This Opinion is only to be used in connection with the registration of the Registered Shares while the Registration Statement is in effect.

       This opinion letter speaks only as of the date hereof and we disclaim any obligation to advise you or anyone else of changes of law or fact that occur after the date hereof.



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       This opinion is given on the basis that it will be construed in accordance with, and governed in all respects by, the laws of Ireland which shall apply between us and all persons interested.


Yours faithfully,                           Yours faithfully,



/s/ Myra Garrett                            /s/ Houghton Fry
-----------------------------------         -----------------------------------
Partner                                     Partner
WILLIAM FRY                                 WILLIAM FRY
Solicitors                                  Solicitors





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